PURCHASE AND SALE AGREEMENT

DATED AS OF

DECEMBER 31, 2012

BY AND BETWEEN

THREE FORKS, INC.

AND

THREE FORKS NO. 1 LLC

PURCHASE AND SALE AGREEMENT

This AGREEMENT, dated as of December 31, 2012 (the "Agreement"), by and between Three Forks, Inc. ("TFI"), a Colorado Corporation and Three Forks No. 1 LLC ("LLC") a Colorado Limited Liability Corporation. .

WHEREAS, TFI has entered into a certain Produce to Earn Farmout Agreement as Farmee a copy of said Agreement is attached hereto as Exhibit A; and

WHEREAS TFI is the manager of the LLC; and

WHEREAS TFI desires to sell and the LLC desires to purchase a participation in the Farmout Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I
THE CONSIDERATION

SECTION 1.01 Consideration. In consideration of undertaking the drilling and completion of 9 wells in Archer County Texas on the Farmout property TFI will assign 87 percent of the working interest in the Farmout to LLC.

SECTION 1.02 *Effects of the Purchase*

At the Effective Time and by virtue of the Purchase the LLC shall have the right and obligation to drill and complete the wells on the property subject to the Farmout Agreement.

ARTICLE II

TITLE MATTERS

Section 2.01 Sellers Title. Seller as Farmee under the Farmout has the title to the Farmout property without warranty of title, however Seller has consulted Geoffrey Hale a land title person in Oklahoma and are satisfied that the Farmor has the authority to enter into the FarmoutAgreement and deliver the rights thereunder.

ARTICLE III

CLOSING

SECTION 3.01 *Closing*

The Closing shall take place immediately upon execution of this Purchase and Sale Agreement. TFI shall execute an assignment and transfer 87 percent of its working interest in the said Farmout to LLC.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TFI

SECTION 4.01 *Organization of TFI; Authority*

TFI is an Entity duly organized, validly existing and in good standing under the laws of the State of Colorado. TFI has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of its board of director's approval, the execution, delivery and performance by TFI of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of TFI, including, without limitation, the approval of the board of directors of TFI..

SECTION 4.02 *No Violation; Consents and Approvals*

The execution and delivery by TFI of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of TFI (b) any Law applicable to TFI or the property or assets of TFI, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of TFI under any contract to which TFI is a party or by which TFI or any assets of TFI may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in of the TFI Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect on TFI. No Governmental Approval is required to be obtained or made by or with respect to TFI in connection with the execution and delivery of this Agreement or the consummation by TFI of the transactions contemplated hereby.

SECTION 4.03 *Litigation; Compliance with Laws*

There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of TFI, threatened against, relating to or affecting TFI, the business, the assets, or any current employee, officer, director, stockholder, or independent contractor of TFI in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding

against TFI, the business or the assets of TFI, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

TFI has complied and is in compliance in all material respects with all laws applicable to TFI, its business or its assets, nor has TFI has received notice from any Governmental Entity or other Person of any material violation of law applicable to TFI, its business or assets. TFI has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to TFI, its business or its assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of TFI, threatened to revoke or limit any such License.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF LLC

SECTION 5.01 *Organization of LLC*

LLC is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and corporate authority to enter into the Transaction Documents, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. It is acknowledged that TFI is the manager and is acting on the behalf of LLC in the transaction.

SECTION 5.02 *No Violation; Consents and Approvals*

The execution and delivery by LLC of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, the terms and conditions or provisions of the Articles of Organization or Operating Agreement of LLC,

SECTION 5.03 *Litigation; Compliance with Laws*

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of LLC, threatened against, relating to or affecting LLC, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of LLC in LLC capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against LLC, its business, its assets, or any employee, officer, director, stockholder, that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b) LLC has complied and is in compliance in all material respects with all Laws applicable to LLC, its business or its assets. LLC has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets.

ARTICLE VI

SECTION 6.01 *Tax Matters*

No representation is made with respect to the taxability of this transaction.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.

ARTICLE VII
MISCELLANEOUS

SECTION 7.01 *Notices*

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given or made as of the date delivered, if delivered personally or by e-mail, one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

if to TFI to:	Three Forks, Inc. 555 Eldorado Blvd., Suite 100 Broomfield, CO 80021
if to LLC to:	Three Forks No.1 LLC 555 Eldorado Blvd. Suite 100 Broomfield, CO 80021

or such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 7.02 *Amendment; Waiver*

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 7.03 *Successors and Assigns*

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and LLC respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 7.04 *Governing Law*

This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

SECTION 7.05 *Waiver of Jury Trial*

Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 7.06 *Consent to Jurisdiction*

Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the parties designated in Section 10 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 7.07 *Counterparts; Effectiveness*

Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7.08 *Entire Agreement; No Third Party Beneficiaries; Rights of Ownership*

Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Exchange until consummation thereof.

SECTION 7.09 *Headings*

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECITON 7.10 *No Strict Construction*

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 7.11 *Severability*

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be duly executed as of the day and year first above written.

THREE FORKS, INC.
a Colorado Corporation

By: Donald Wayford

Name:
Title:

THREE FORKS NO. 1 LLC
a Colorado Limited Liability Company

By: Donald Wayford

Name:
Title: Manager